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                                                                      EXHIBIT 11

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

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
                                                          Twelve Weeks Ended         Forty Weeks Ended
                                                       ------------------------  -------------------------
                                                       November 1,  November 2,  November 1,   November 2,
                                                           1999        1998          1999         1998
                                                       ----------   ----------   ----------    ----------
BASIC EARNINGS PER SHARE

    Income before extraordinary item                     $ 3,007      $16,146      $32,435      $61,482
    Extraordinary item - gain on early
      retirement of debt, net of
      applicable income taxes                                 --        2,738          290        2,738
                                                         -------      -------      -------      -------
    Net income                                           $ 3,007      $18,884      $32,725      $64,220
                                                         =======      =======      =======      =======
    Weighted average number of common shares
       outstanding during the period                      52,054       51,816       51,974       51,516
                                                         =======      =======      =======      =======

    Basic earnings per share before
      extraordinary item                                 $  0.06      $  0.31      $  0.62      $  1.19

    Extraordinary item - gain on early
      retirement of debt, net of applicable
      income taxes - basic                                    --         0.05         0.01         0.05
                                                         -------      -------      -------      -------
    Basic net income per share                           $  0.06      $  0.36      $  0.63      $  1.24
                                                         =======      =======      =======      =======

DILUTED EARNINGS PER SHARE

    Income before extraordinary item                     $ 3,007      $16,146      $32,435      $61,482
    Interest expense and amortization
       of debt issuance costs, net of income
       tax effect applicable to convertible
       subordinated notes                                     --        1,242           --        3,559
                                                         -------      -------      -------      -------

    Diluted income before extraordinary item             $ 3,007      $17,388      $32,435      $65,041

    Extraordinary item - gain on early
      retirement of debt, net of applicable
      income taxes                                            --        2,738          290        2,738
                                                         -------      -------      -------      -------

    Diluted net income                                   $ 3,007      $20,126      $32,725      $67,779
                                                         =======      =======      =======      =======

    Weighted average number of common
       shares outstanding during the period               52,054       51,816       51,974       51,516

    Incremental common shares attributable to:
       Exercise of outstanding options                       185        1,112          523        1,458
       Conversion of convertible subordinated notes           --        4,248           --        3,800
                                                         -------      -------      -------      -------
          Total shares                                    52,239       57,176       52,497       56,774
                                                         =======      =======      =======      =======

    Diluted net income per share before
      extraordinary item                                 $  0.06      $  0.31      $  0.62      $  1.15

    Extraordinary item - gain on early
      retirement of debt, net of applicable
      income taxes - diluted                                  --         0.04           --         0.04
                                                         -------      -------      -------      -------
    Diluted earnings per share                           $  0.06      $  0.35      $  0.62      $  1.19
                                                         =======      =======      =======      =======
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